Exhibit 99.2

COMARCO COMPLETES SALE OF ITS WIRELESS TEST SOLUTIONS BUSINESS

LAKE FOREST, CA, January 7, 2009 – Comarco, Inc. (NASDAQ: CMRO) today announced that it has completed the sale of substantially all the assets of its wireless test solutions (WTS) business to Ascom Holding AG (SWX: ASCN), an international solution provider with comprehensive technological know-how in mission-critical communications. The cash purchase price for the assets was $12.75 million, of which $1.275 million was placed into escrow.

“We are pleased with the purchase of WTS by our business partner Ascom. This is a key milestone in our stated strategy to focus on the ChargeSource® business. The combination of Ascom’s Mobile Test Solutions (MTS) and our WTS businesses will benefit both companies, our customers, and our employees who continue with the business,” said Sam Inman, president and chief executive officer of Comarco.

“With the close of this transaction, we have reduced employee costs, including salary and benefits, by $4.8 million annually and expect to realize significant reductions in facilities and other personnel-related costs as well,” Mr. Inman added. “These savings, along with the increase in cash on our balance sheet, provide the company with additional financial flexibility to pursue our ChargeSource growth initiatives.”

Commenting on the Company’s ChargeSource strategy, Mr. Inman continued, “We have made solid progress with our ChargeSource business. On the OEM side, we continue to ship our universal external power adapter to Lenovo and we were recently awarded a follow-on contract by Lenovo for our next-generation ‘thin and light’ power adapter. Shipments of this new adapter are scheduled to begin in the second quarter of our 2010 fiscal year which begins February 1st. We are moving forward to increase our business with additional OEM customers. Shipments of the redesigned power adapter for the retail market began last month and we are aggressively working to expand our retail customer base. The work we have done with existing and potential new customers, new product designs, cost management initiatives, and our improved balance sheet have positioned us well going into our new fiscal year.”

About Comarco

Based in Lake Forest, Calif., Comarco is a leading provider of innovative mobile power solutions through its ChargeSource® line of multi-function universal mobile power products which can simultaneously power and charge multiple devices such as notebook computers, mobile phones, BlackBerry® smartphones, iPods®, and many other rechargeable mobile devices. More information about Comarco and its product lines can be found at www.comarco.com and www.chargesource.com.

Forward-Looking Information

This news release includes “forward-looking statements” that are subject to risks, uncertainties, and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements, including, but not limited to, our statements about shipments of our next generation “thin and light” adapter in the second fiscal quarter of fiscal year 2010. Forward-looking statements in this release are generally identified by words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “would,” and similar expressions that are intended to identify forward-looking statements. A number of important factors could cause our results to differ materially from those indicated by these forward-looking statements, including, among others, the impact of perceived or actual weakening of economic conditions on customers and prospective customers spending on our products and services; quarterly fluctuations in our revenue or other operating results; fluctuations in the demand for our products; unexpected difficulties and delays associated with our efforts to bring our next-generation ChargeSource adapter to market or which otherwise increase our product costs; failure to meet financial expectations of analysts and investors, including failure from significant reductions in demand from earlier anticipated levels; risks related to market acceptance of our products and our ability to meet contractual and technical commitments with our customers; activities by us and others regarding protection of intellectual property; and competitors release of competitive products and other risks and uncertainties. Further information on potential factors that could affect our financial results are included in risks detailed from time to time in our Securities and Exchange Commission filings, including without limitation, our annual report of Form 10-K for the fiscal year ended January 31, 2008. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither any other person nor we assume responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Company Contacts:	Investor Contacts:
Winston Hickman	Douglas Sherk/Jenifer Kirtland
Chief Financial Officer	EVC Group, Inc.
Comarco, Inc.	(415) 896-6820
(949) 599-7446	dsherk@evcgroup.com
whickman@comarco.com	jkirtland@evcgroup.com